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                                                                    EXHIBIT 23.3

                       [RP FINANCIAL, LC.  LETTERHEAD]



                                                        June 27, 1997



Board of Trustees
Independence Community Bank Corp. and
Board of Directors
Independence Savings Bank
195 Montague Street
Brooklyn, New York 11201-6297

Lady and Gentlemen:

     We hereby consent to the use of our firm's name in the Application for Conversion on Form 86-AC of Independence Community Bank Corp., Brooklyn, New York and any amendments thereto, in the Form S-1 Registration Statement and any amendments thereto for Independence Community Bank Corp. to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights in such filings including the Prospectus of Independence Community Bank Corp.

                                                Sincerely,


                                                RP FINANCIAL, LC.

                                                /s/ RONALD S. RIGGINS

                                                Ronald S. Riggins
                                                President